Exhibit 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of TECO Energy, Inc. on Form S-8 for its 1997 Director Equity Plan of our report dated Jan. 15, 1997 on our audits of the consolidated financial statements of TECO Energy, Inc. and subsidiaries as of Dec. 31, 1996 and 1995 and for the years ended Dec. 31, 1996, 1995 and 1994, which report is included in TECO Energy, Inc.'s 1996 Annual Report on Form 10-K.



                               Coopers & Lybrand L.L.P.


Tampa, Florida
April 21, 1997









































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